Exhibit 10.21

TENTH AMENDMENT (2009-2) TO THE

PENSION PLAN FOR EMPLOYEES OF AMPHENOL CORPORATION
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002

Pursuant to Section 12.1 of the Pension Plan for Employees of Amphenol Corporation as amended and restated effective January 1, 2002 (the “Plan”), the Plan is hereby amended as follows:

1.                                       A new Section 4.1(j) is inserted to read as follows:

(j)                                     USERRA.

(i)                                   Without limitation, in the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant has resumed and then terminated employment on account of death.

(ii)                                For years beginning after December 31, 2008, an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an Employee of the Employer making the payment.  Such differential wage payment is treated as Compensation, and the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

2.                                       Effective January 1, 2008, Article 5 is re-titled “Limitations on Benefits”

3.                                       Effective January 1, 2008, the introductory clause of Section 5.1 is amended and restated to read as follows:

Effective for Limitation Years beginning on or after July 1, 2007, and notwithstanding any Plan provisions to the contrary, in no event may the maximum annual retirement benefit payable to a Participant under the Plan and any other defined benefit plan of the Employer or an Affiliated Employer at any time within the Limitation Year exceed the limitations contained in Code Section 415 (as amended from time to time, including, without limitation, P.L. 108-218, the Pension Funding Equity Act of 2004, P.L. 109-280, the Pension Protection Act of 2006, and P.L. 110-458, the Worker, Retiree, and Employer Recovery Act of 2008) and the regulations and guidance issued thereunder, which are hereby incorporated by reference, including, without limitation, the following definition of compensation as set out therein:

4.                                       Effective January 1, 2008, a new Section 5.2 is inserted to read as follows:

5.2                                 Restrictions on Distributions and Accruals to Comply With Section 436.  Notwithstanding any Plan provisions to the contrary, Plan distributions and the accrual of benefits shall be restricted, or, if applicable, entirely ceased to comply with the rules contained in Section 436 of the Code and the regulations and guidance issued thereunder, which are hereby incorporated by reference.

5.                                       Effective January 1, 2007, Section 7.1 is amended such that the reference to a ninety (90) day limit for written notice of rights of payment is changed to one hundred and eighty (180) days.

6.                                       Effective January 1, 2007, Section 7.6(b) is amended such that the reference to “the 90-day period” is replaced by “the 180-day period” and the reference to “90 days” is replaced by “180 days.”

7.                                       Effective January 1, 2010, Section 7.18 is amended and restated in its entirety to read as follows:

(a)                                  This Section applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this part, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)                                 A non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder, by a Direct Rollover, may roll over all or any portion of his or her distribution to an individual retirement account that the Beneficiary establishes for purposes of receiving the distribution and for such purposes shall be a Distributee.  In order to roll over the distribution, the distribution otherwise must satisfy the definition of an Eligible Rollover Distribution.

8.                                       Effective January 1, 2007, Section 8.2 is amended such that the reference to a ninety (90) day limit for electing an optional form of benefit is changed to one hundred and eighty (180) days.

9.                                       Effective January 1, 2007, Section 8.4 is amended such that the reference to a ninety (90) day limit for providing notice is changed to be one hundred and eighty (180) days.

10.                                 Effective January 1, 2007, Section 8.4(d) is amended and new subsections 8.4(e) and (f) are inserted to read as follows:

(d)                                 the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity;

(e)                                  the right to defer a distribution, including a description of how much larger benefits will be if commencement of distributions is deferred; and

(f)                                    the relative values of the various optional forms of benefit.

11.                                 Effective January 1, 2008, Sections 16.2(1) and (2) are amended to read as follows:

(1)                                  The “Applicable Mortality Table” means:

(a)                                  for Plan Years through 2007, the mortality table published in Revenue Ruling 95-6, which is based upon a fixed blend of 50 percent of the male mortality rates and 50 percent of the female mortality rates determined under the 1983 Group Annuity Mortality Table, or such other mortality table as is prescribed under Section 417 of the Code.  Effective for distributions with Annuity Starting Dates on or after December 31, 2002, notwithstanding any other Plan provisions to the contrary, any reference in the Plan to the mortality table prescribed in Rev. Rul. 95-6 shall be construed as a reference to the mortality table prescribed in Rev. Rul. 2001-62 for all purposes under the Plan.

(b)                                 for Plan Years 2008 and thereafter, the mortality table published in Revenue Ruling 2007-67, which is based upon a fixed blend of 50 percent of the static male combined mortality rates and 50 percent of the static female combined mortality rates published in proposed Treasury Regulation Section 1.430(h)(3)-1 for valuation dates occurring in 2008, or such other mortality table as is prescribed under Section 417 of the Code.

(2)                                  The “Applicable Interest Rate” means:

(a)                                  for Plan Years through 2007, the annual rate of interest on 30-year Treasury securities determined as of the second calendar month (the lookback month) preceding the first day of the Plan Year during which the Annuity Starting Date occurs.

(b)                                 for Plan Years 2008 and thereafter, the adjusted first, second, and third segment rates prescribed under Section 417 of the Code applied under rules similar to the rules of section 430(h)(2)(C) of the Code for the second calendar month preceding the Plan Year in which the Annuity Starting Date occurs.

The Applicable Interest Rate shall remain consistent for the Plan Year stability period.

12.                                 Effective January 1, 2008, Section 16.24 is amended and restated in its entirety as follows:

16.24                     Eligible Retirement Plan:

(a)                                  An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.  However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

(b)                                 Effective after December 31, 2001, an Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

(c)                                  Effective after December 31, 2007, a Participant or Beneficiary may elect to roll over directly an Eligible Rollover Distribution to a Roth IRA described in Code Section 408A(b).  For this purpose, the term Eligible Rollover Distribution includes a rollover distribution of after-tax contributions, if applicable.

13.                                 Effective January 1, 2008, Section 16.25 is amended and restated in its entirety as follows:

16.25                     Eligible Rollover Distribution:

(a)                                  Any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b)                                 Notwithstanding (a) above, effective after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Effective after December 31, 2006, such portion also may be paid to such a 403(b) plan.

14.                                 Effective January 1, 2010, Exhibit B is amended by the addition of a new Section 4.1(a)(10)(vi) to read as follows:

(vi)                              RF Danbury Employees with Severance from Service Date on or after January 1, 2010.

Notwithstanding the preamble to this Section 4.1(a) for the RF Danbury Employee whose Severance is on or after January 1, 2010, the amount of the monthly retirement benefit in the Normal Form to be provided for each Participant who retires on his or her Normal Retirement Date shall be equal to such Participant’s Accrued Benefit as of any such date equal to the sum of:

(A)                              The number of Years of Accrual Service prior to January 1, 2001 multiplied by $14.00; and

(B)                                The number of Years of Accrual Service on or after January 1, 2001 multiplied by $28.00.

AMPHENOL CORPORATION

DATED:	December 17, 2009	BY:	/s/ Jerome F. Monteith
Jerome F. Monteith
Its: Vice President, Human Resources